UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 26, 2021

PARK NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street,	P.O. Box 3500,	Newark,	Ohio	43058-3500
(Address of principal executive offices) (Zip Code)

(740)	349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	PRK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2021, Julia A. Sloat, who currently serves in the class of directors of Park National Corporation ("Park") whose terms will expire at the 2021 Annual Meeting of Shareholders of Park (the "2021 Annual Meeting"), notified Park that she has decided to retire and not stand for re-election to the Board of Directors of Park. Ms. Sloat's term as a director of Park will expire immediately prior to the 2021 Annual Meeting, which will be held on April 26, 2021. In addition, Julia A. Sloat will retire as a director of Park's national bank subsidiary, The Park National Bank, effective April 26, 2021.

Julia A. Sloat has served as a member of the Board of Directors of Park since June 2015 and as a member of the Board of Directors of The Park National Bank since June 2015. Ms. Sloat has served as a member of each of the Compensation Committee and the Risk Committee of the Park Board of Directors. Ms. Sloat was an advocate for The Park National Bank during her service as a board member. She will be recognized during Park's 2021 Annual Meeting for her dedicated service and superior counsel provided to both Park and The Park National Bank.

The Nominating and Corporate Governance Committee, on behalf of the Board of Directors of Park, has recommended that rather than fill the vacancy which will be created by the retirement of Ms. Sloat, the number of directors of Park will be reduced to twelve upon her retirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: January 28, 2021	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer

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